Exhibit 10.2

2005 SECURED PROMISSORY NOTE

$2,000,000	Santa Clara, California January 24, 2005

FOR VALUE RECEIVED, Robotic Vision Systems, Inc. (“Debtor”), promises to pay to the order of Middlefield Ventures, Inc. (“Lender”), the principal sum of Two Million Dollars ($2,000,000) and to pay interest on the outstanding principal of this Secured Promissory Note (this “Note”) in accordance with this Note. This Note is delivered in connection with the 2005 Loan Agreement dated as of the date of this Note between Debtor and Lender (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have their meanings as set forth in the Loan Agreement.

1.    Maturity. Except as otherwise provided in the Loan Agreement, the Company shall repay the entire unpaid principal balance of this Note and all accrued interest thereon on the earlier of (i) the date on which the Bankruptcy Court enters an order confirming the Company’s chapter 11 plan of reorganization and (ii) one year from the date hereof (the “Maturity Date”). All payments received shall be applied first against costs of collection (if any), then against accrued and unpaid interest, then against principal.

2.    Interest. Interest shall begin to accrue on the unpaid principal balance of this Note commencing on the date hereof and continuing until repayment of this Note in full at the rate of 10 percent (10%) per annum calculated on the basis of a 360 day year and actual days elapsed. Interest accrued on this Note shall be due and payable on the Maturity Date.

3.    Prepayment; Acceleration. So long as there is not, and there has not been, any default by Debtor under this Note, the Loan Agreement, or the Security Agreement, the unpaid principal balance and all accrued interest and any and all other sums payable to Lender hereunder may be prepaid prior to the Maturity Date at any time without the consent of Lender. All prepayments shall be applied first to any accrued and unpaid interest and then to the outstanding principal. The unpaid Outstanding Balance of this Note is subject to acceleration as set forth in the Loan Agreement. Following any such acceleration, in addition to Lender’s rights with respect to the collateral described in the Loan Agreement, Lender shall have full recourse against any tangible or intangible assets of Debtor and may pursue any legal or equitable remedies that are available to it, subject to conditions and limitations in the RVSI Investors Subordination Agreement.

4.    Default. Debtor shall be deemed to be in default hereunder and the unpaid principal balance of this Note, together with all accrued interest thereon, shall become immediately due and payable on any default under this Note or the Loan Agreement.

5.    Miscellaneous.

(a)    Debtor hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time,

discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

(b)    Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Lender to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by Lender of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

(c)    Time is of the essence hereof. Upon any default hereunder, Lender may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

(d)    To the extent permitted by law, the remedies of Lender as provided herein, or any one or more of them, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together at Lender’s sole discretion, and may be exercised as often as occasion therefor shall occur.

(e)    It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon Lender by this Note or any other document evidencing or securing this Note, then Debtor promises and agrees to pay all costs, including attorneys’ fees, incurred by Lender.

(f)    If any provisions of this Note would require Debtor to pay interest hereon at a rate exceeding the highest rate allowed by applicable law, Debtor shall instead pay interest under this Note at the highest rate permitted by applicable law.

(g)    This Note shall be governed by and construed in accordance with and the laws of the State of California applicable to contracts wholly made and performed in the State of California.

(h)    Lender: (i) acknowledges that the Debtor filed for protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on November 19, 2004 in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”); and (ii) acknowledges and agrees that notwithstanding anything to the contrary in this Note any enforcement of its rights hereunder is subject to obtaining relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code (which the Debtor agrees and acknowledges may be sought on five (5) business days’ notice).

(i)    Lender and Debtor hereby agree to submit to the exclusive jurisdiction of the Bankruptcy Court and the Bankruptcy Court shall retain jurisdiction over any and all disputes arising under or otherwise relating to the construction or enforcement of this Note.

[Signature page follows.]

CONFIDENTIAL

IN WITNESS WHEREOF, Debtor has executed this Secured Promissory Note as of the date first above written.

ROBOTIC VISION SYSTEMS, INC.

By:	/s/ J. Richard Budd
Name: J. Richard Budd Title: Acting Chief Executive Officer

3